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                         CONSENT OF DYKEMA GOSSETT PLLC

We consent to the filing of a form of our tax opinion as an exhibit to the Registration Statement on Form N-14 of John Hancock Trust to be filed with the Securities and Exchange Commission on or about January 23, 2006 and to the references made to our firm therein and in any amendments thereto.


/s/ Dykema Gossett PLLC
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400 Renaissance Center
Detroit, Michigan
January 20, 2006